NEWS FOR IMMEDIATE RELEASE
                                                          Contact: James Spiezio
                                                        Beacon Power Corporation
                                                                    978-694-9121
                                                         spiezio@beaconpower.com


                BEACON POWER ANNOUNCES FIRST-QUARTER 2004 RESULTS
                              AND FILES FORM 10-K/A

     Wilmington, MA - May 14, 2004 - Beacon Power Corporation (Nasdaq: BCON), a development stage company that designs, develops, configures and offers for sale, sustainable energy storage and power conversion systems that provide highly reliable, high-quality, environmentally friendly, uninterruptible electric power, today announced that it has filed its quarterly report on Form 10Q its financial results for the first quarter ended March 31, 2004 and an amended 2003 Form 10-K on Form 10-K/A with the Securities and Exchange Commission.

     For the first quarter of 2004, the Company reported revenue of $57,408 and a net loss of $2.1 million, or ($0.05) per share, compared with a net loss in the first quarter of 2003 of $2.2 million, or ($0.05) per share. During the first quarter of 2004, the Company incurred costs of $1.0 million in R&D, $1.1 million in SG&A and recorded depreciation of $46,587. At March 31, 2004 the Company had $7.1 million in cash and cash equivalents. The Company's working capital was $7.1 million.

     The Company also filed a Form 10-K/A to reflect accounting adjustments to its balance sheet. The balance sheets for the years ending December 31, 2003, 2002 and 2001 were adjusted. The adjustments did not affect the net losses reported on the Consolidated Statement of Operations and did not have a material affect on the balance sheet as a whole.

     "We are very pleased to report revenue for the first time on sales of our Smart Power M5 power conversion systems. We are optimistic about the continued and increasing sales prospects of this product as we continue our installer certification program along with expanded sales and marketing efforts," said Bill Capp, president and CEO. "We are also encouraged by the consistent record of trouble free installations and by repeat orders from distributors.

     "In addition to our photovoltaic products, we are excited by the positive reaction we are receiving to the Smart Energy Matrix product opportunity. Beacon Power recently became a member of the PJM Regional Transmission Organization as a step towards providing regulation services. Regulation services are critical to the stable operation of the North American electrical grid, and reached a record high market price in 2003. We believe that the Smart Energy Matrix, with its low operating costs and uniquely fast response can become an important participant in this critical and growing market."



About Beacon Power Corporation

     Beacon Power Corporation designs and develops sustainable energy storage and power conversion solutions that provide reliable electric power for the renewable energy, telecommunications, distributed generation and UPS markets. Beacon's latest product is the Smart Power M5, a 5-kilowatt power conversion system for grid-connect solar power applications. The Smart Power M5 is a UL-approved, "all-in-one" power conversion system incorporating multiple high-performance components in one unit that delivers instantaneous power in the event of a grid outage. Beacon is also known for its advanced flywheel-based Smart Energy systems, designed to provide reliable, environmentally friendly power quality solutions for electric utility transmission and distribution and other applications.


     For more information, please contact James Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com,or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; the company has only recently entered into the renewable energy market through its inverter products, and hence, has only limited experience in this sector; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

                     BEACON POWER CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                        Three months ended March 31,
                                             2004           2003
                                         -----------    -----------
Revenue ..............................   $    57,408    $      --
Cost of goods sold ...................        75,779           --
                                         -----------    -----------
Gross profit .........................       (18,371)          --

Operating expenses:
   Selling, general and administrative     1,076,262      1,218,648
   Research and development ..........     1,048,240        958,907
   Depreciation and amortization .....        46,587         99,689
                                         -----------    -----------
          Total operating expenses ...     2,171,089      2,277,244
                                         -----------    -----------
Loss from operations .................    (2,189,460)    (2,277,244)
Other income(expense), net ...........        40,733         47,869
                                         -----------    -----------
Loss to common shareholders ..........   $(2,148,727)   $(2,229,375)
                                         ===========    ===========
Loss per share, basic and diluted          $   (0.05)     $   (0.05)
                                         ===========    ===========
Weighted-average common shares
 outstanding                              43,121,702     42,812,897
                                         ===========    ===========

                     BEACON POWER CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                       March 31,      December 31,
                                                         2004            2003
                                                    -------------    -------------
Assets
Current assets:
 Cash and cash equivalents ......................   $   7,096,242    $   8,909,261
 Accounts receivable, trade .....................          97,972          128,133
 Inventory ......................................         606,786          238,684
 Prepaid expenses and other current assets ......         594,339          773,226
 Investments ....................................       1,187,500        1,163,758
                                                    -------------    -------------
   Total current assets .........................       9,582,839       11,213,062

Property and equipment, net .....................         342,940          357,180
Restricted cash .................................         405,232          405,232
Other assets ....................................          73,060           91,325
                                                    -------------    -------------

Total assets ....................................   $  10,404,071    $  12,066,799
                                                    =============    =============

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable ...............................   $     365,159    $     148,075
 Accrued compensation and benefits ..............         216,563          156,000
 Other accrued expenses .........................         582,664          664,527
 Restructuring reserve ..........................       1,320,305        1,406,191
                                                    -------------    -------------
   Total current liabilities ....................       2,484,691        2,374,793

Stockholders' equity:
 Common stock ...................................         431,375          431,075
 Deferred stock compensation ....................        (451,669)        (832,639)
 Additional paid-in-capital .....................     133,791,498      133,796,667
 Deficit accumulated during the development stage    (125,752,164)    (123,603,437)
 Less: treasury stock, at cost ..................         (99,660)         (99,660)
                                                    -------------    -------------
   Total stockholders' equity ...................       7,919,380        9,692,006

Total liabilities and stockholders' equity ......   $  10,404,071    $  12,066,799
                                                    =============    =============
